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                                                                   EXHIBIT 99.2


                                    PROXY
                              THE PRICE REIT, INC.
                          7979 IVANHOE AVE., SUITE 524
                               LA JOLLA, CA 92037
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE PRICE REIT,
                                      INC.
      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 1998
The undersigned stockholder of The Price REIT, Inc., a Maryland corporation ('Price REIT'), hereby appoints Joseph K. Kornwasser and Raymond E. Peet (the 'Proxies'), or either of them, each with the power of substitution, as proxies for the undersigned, to attend the Special Meeting of Stockholders of Price REIT, to be held at 10:00 a.m., Pacific time, on June 19, 1998 at the Town and Country Resort Hotel, Regency Hall, 500 Hotel Circle North, San Diego, California (the 'Price REIT Special Meeting') and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Price REIT Special Meeting and of the Joint Proxy Statement/Prospectus of Price REIT and Kimco Realty Corporation, dated May 14, 1998 (the 'Joint Proxy Statement/Prospectus') and revokes any proxy heretofore given with respect to such meeting.

        1. Approval of the Merger of Price REIT with and into REIT Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Kimco Realty Corporation (the 'Merger'), as more fully described in the Joint Proxy Statement/Prospectus and the consummation of the transactions contemplated thereby.

        2. Consider and vote upon the postponement or adjournment of the Price REIT Special Meeting in order to solicit additional votes for the Merger (the 'Price REIT Adjournment Proposal') if the Chairman of the Price REIT Special Meeting determines that there are not sufficient votes to approve the Merger.

    SEE REVERSE SIDE: If you wish to vote in accordance with the Board of
Directors' recommendations, just sign and date on the reverse side. You need not mark any boxes. IF THIS PROXY IS EXECUTED AND RETURNED PRIOR TO THE PRICE REIT
SPECIAL MEETING BUT NO DIRECTION IS GIVEN, THE VOTES WILL BE CAST 'FOR' THE
APPROVAL OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY AND 'FOR' THE
PRICE REIT ADJOURNMENT PROPOSAL.
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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY             SEE REVERSE SIDE
ENVELOPE.
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The Board of Directors recommends a vote FOR approval of the                    PLEASE MARK
Merger and the transactions contemplated thereby and FOR approval               YOUR VOTES AS   /X/
of the Price REIT Adjournment Proposal.                                         INDICATED IN
                                                                                THIS EXAMPLE
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Approval of the Merger, as more fully          FOR      AGAINST    ABSTAIN      MARK HERE      / / Address  ------------------------
described in the Joint Proxy Statement/       / /        / /       / /          FOR ADDRESS                 ------------------------
Prospectus, and the transactions                                                CHANGE AND                  ------------------------
contemplated  thereby.                                                          NOTE AT RIGHT               ------------------------


Approval of the Price REIT                     FOR      AGAINST    ABSTAIN      SHARES REPRESENTED
Adjournment Proposal.                         / /       / /        / /          BY THIS PROXY WILL
                                                                                BE VOTED AS DIRECTED
                                                                                BY THE STOCKHOLDER.
                                                                                IF NO SUCH
                                                                                DIRECTIONS ARE
                                                                                INDICATED, THE
                                                                                PROXIES WILL VOTE
                                                                                FOR APPROVAL OF THE
                                                                                MERGER AND
                                                                                CONSUMMATION OF THE
                                                                                TRANSACTIONS
                                                                                CONTEMPLATED THEREBY
                                                                                AND FOR APPROVAL OF
                                                                                THE PRICE REIT
                                                                                ADJOURNMENT
                                                                                PROPOSAL.

                                                                                SIGNATURE(S)
                                                                                DATE           , 1998
                                                                                Please sign exactly
                                                                                as your name appears
                                                                                herein. Joint owners
                                                                                should each sign. When
                                                                                signing as an
                                                                                attorney, executor,
                                                                                administrator,
                                                                                trustee, or guardian,
                                                                                please give full title
                                                                                as such.
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